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                                                                   EXHIBIT 10.36

                                LETTER AGREEMENT


     This LETTER AGREEMENT (the "Letter Agreement") relating to that certain REGISTRATION RIGHTS AGREEMENT dated as of May 30, 1997 (the "Registration Rights Agreement") by and between Pierre Narath ("Narath") and Award Software International, Inc., a California corporation (the "Company") is entered into as of March 1, 1998.

                                  WITNESSETH:

     WHEREAS, pursuant to Section 3.5 of the Registration Rights Agreement, Narath and the Company desire to terminate the Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the Company entering into a loan transaction to lend the principal aggregate amount of two hundred thousand dollars ($200,000) to Narath pursuant to the terms and conditions set forth in a promissory note of even date herewith, Narath and the Company hereby agree to waive all rights pursuant to, and effect the termination of, the Registration Rights Agreement such that the Registration Rights Agreement shall have no further force and effect.

  IN WITNESS WHEREOF, the undersigned have duly caused this Letter Agreement to be executed as of the date first above written.


AWARD SOFTWARE INTERNATIONAL, INC.



By: /s/ Kevin J. Berry                  /s/ Pierre A. Narath
    ______________________________      ___________________________________
    Name:  KEVIN J. BERRY               PIERRE A. NARATH
    Title: Chief Financial Officer